Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2005 relating to the financial statements of Lowry Digital Images, Inc. which appears in Digital Theater Systems, Inc.’s Current Report on Form 8-K/A filed on March 18, 2005.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
November 9, 2005